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                                AMENDMENT NO. 10

                                       TO

                           LOAN AND SECURITY AGREEMENT


               THIS AMENDMENT NO. 10 ("Amendment") is entered into as of January 4, 1999, by and between APPAREL VENTURES, INC., a Delaware corporation having its chief executive office and principal place of business at 204 West Rosecrans Avenue, Gardena, California 90248 ("Borrower") and FLEET CAPITAL CORPORATION ("Lender").

                                   BACKGROUND

               Borrower and Lender are parties to a Loan and Security Agreement dated as of May 23, 1994 (as amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provided Borrower with certain financial accommodations.

               Borrower has requested that Lender amend certain provisions of the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

               NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

               2. Amendment to Loan Agreement. Subject to the satisfaction of the Conditions Precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

               (a) Section 1.1 of the Loan Agreement is hereby amended as follows:

                      (i) the following defined terms are hereby added in their appropriate alphabetical order:

               "Limited Guaranty" - that certain Limited Guaranty dated as of January 4, 1999 executed by Marvin L. Goodman and Melinda K. Goodman in favor of Lender.

               "Special Advance Amount" - $1,000,000 solely during the period commencing January 4, 1999 and ending on the earlier of (a) February 26, 1999 and (b) any earlier date as set forth in a notice from Borrower to Lender and $0 at all times thereafter.


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                      (ii) the following defined terms are hereby amended in
their entirety to provide as follows:

               "Borrowing Base" - as at any date of determination thereof, an amount equal to:

                      (a) ninety percent (90%) of the Factor Credit Balance
               owing to Borrower at such date;

                                      PLUS

                      (b) the lesser of (1) $10,000,000 or (2) the sum of

                                    (i) sixty percent (60%), of the value of Eligible Inventory (other than Eligible Licensed Inventory),

                                      plus

                                    (ii) the lesser of (1) $4,000,000 or (2)
                                    fifty-six percent (56%), of the value of Eligible OP Licensed Inventory plus

                                    (iii) the lesser of (1) $2,500,000 or (2)
                                    fifty-six percent (56%), of the value of Eligible Nautica Licensed Inventory at such date calculated on the basis of the lower of cost or market with the cost of finished goods calculated on a first-in, first-out basis,

                                      PLUS

                      (c) the lesser of (1) $1,500,000 or (2) eighty percent
               (80%), of the Eligible Foreign Accounts outstanding at such date;

                                      PLUS

                      (d) the lesser of (1) $2,000,000 or (2) fifty percent
               (50%) of the Eligible Specified Accounts outstanding at such date;

                                      PLUS

                      (e) the Real Estate Advance Amount;

                                      PLUS

                      (f) the Special Advance Amount;

                                      PLUS


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                      (g) solely during the Seasonal Advance Period, the
               Seasonal Advance Amount;

                                      MINUS
                            (subtract from the sum of
               clauses (a), (b), (c), (d), (e) (f) and (g) above)

                      (h) an amount equal to the sum of (i) the face amount of
               all Letters of Credit outstanding at such date and (ii) any unpaid amounts due and payable which Lender may pay pursuant to any of the Loan Documents for the account of Borrower.

               (b) Section 9.1 of the Loan Agreement is hereby amended by adding a new clause (U) to provide as follows:

               "(U) Termination or Breach of Limited Guaranty. There shall occur any termination or breach of the Limited Guaranty, or if Marvin L. Goodman or Melinda K. Goodman shall attempt to terminate, or challenge the validity of, or his or her liability under, the Limited Guaranty so long as there are existing outstanding Revolving Credit Loans in reliance upon clause (f) of the definition of Borrowing Base."

               3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Lender shall have received (i) four (4) copies of this Amendment executed by Borrower and Lender, (ii) four (4) copies of the Limited Guaranty executed by Marvin L. Goodman and Melinda K. Goodman and (iii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Lender or its counsel, each of which shall be in form and substance satisfactory to Lender and its counsel.

               4. Representations and Warranties. Borrower hereby represents and warrants as follows:

               (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

               (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

               (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.


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               (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

               5. Effect on the Loan Agreement.

               (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

               (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

               (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

               6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

               7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

               8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

               IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                        APPAREL VENTURES, INC.

                                        By:  /s/ William F. Singletary
                                             Title: Chief Financial Officer


                                        FLEET CAPITAL CORPORATION

                                        By:  /s/Walter Schuppe
                                             Title: Vice President